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                                                                  EXHIBIT 10.6.1


                        GALYAN'S TRADING COMPANY, INC.

                   1999 STOCK SUBSCRIPTION PLAN, AS AMENDED

          Section 1.  Description of Plan. This is the 1999 Stock Subscription
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Plan, as amended (the "Plan"), of Galyan's Trading Company, Inc., an Indiana
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corporation (the "Company"). Under the Plan, certain directors, officers,
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employees and consultants of the Company, to be selected as set forth below, may be issued shares of the common stock, no par value, of the Company (the "Common
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Stock").
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          Section 2.  Purpose of Plan. The purpose of the Plan and the issuance
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and sale of the shares of Common Stock to specified persons is to further the growth, development and financial success of the Company by providing additional incentives to certain directors, officers, employees and consultants. By assisting such persons in acquiring shares of Common Stock the Company can ensure that such persons will themselves benefit directly from the Company's growth, development and financial success.

          Section 3.  Eligibility. The persons who shall be eligible to receive
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shares of Common Stock under the Plan shall be the directors, officers, employees and consultants of the Company (or any of its subsidiaries), including those directors of the Company who are also officers, key employees and/or consultants (each, a "Participant").
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          Section 4.  Administration. The Plan shall be administered by the
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Board of Directors of the Company (the "Board") or, at the Board's option, by a compensation committee established by the Board (the Board and such committee, the "Committee") who shall be empowered to interpret and administer the Plan in
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its sole discretion.

          Section 5.  Shares Subject to the Plan. The number of shares of Common
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Stock which may be issued pursuant to the Plan shall not exceed one million
(1,000,000) subject to adjustment to reflect any distribution of shares of capital stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the shares of Common Stock by reason of any stock dividend, stock split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event that any shares of Common Stock issued pursuant to the Plan are reacquired by the Company, such shares of Common Stock shall again become available for issuance under the Plan.

          Section 6.  Issuance of Shares of Common Stock. The Company's
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obligation to issue shares of Common Stock pursuant to the Plan is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares of Common Stock under any state and/or federal laws or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by a Participant (or such person's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares of Common Stock which the Company in its sole discretion shall deem necessary or advisable.
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          Section 7.  Stock Subscription Agreement.  The shares of Common Stock
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issued and sold pursuant to the Plan shall be evidenced by a written stock subscription agreement (the "Stock Subscription Agreement"). The Stock
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Subscription Agreement shall contain such terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan. The Stock Subscription Agreement shall set forth the amount to be paid by the Participant for the shares of Common Stock subject to the Stock Subscription Agreement; provided that the per share purchase price for each such share shall not be less than the Fair Market Value (as defined below) of a share of Common Stock as of the close of trading on the last trading day preceding the date of the purchase. The purchase price of any shares purchased under the Plan shall be paid in full at the time of each purchase in one or a combination of the following methods:
(1) in cash or by electronic funds transfer; (2) by check payable to the order of the Company; or (3) if authorized by the Committee or specified in the applicable Stock Subscription Agreement, by a promissory note of the Participant consistent with the requirements set forth below.

          "Fair Market Value" on any date means (1) if the stock is listed or
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admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (2) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting
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System or a similar organization if the NASD is no longer reporting such information; (3) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (4) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of the Plan.

          The Company may accept one or more notes from Participant in connection with the purchase of shares under the Plan; provided that any such note shall be subject to the following terms and conditions:

          . The principal of the note shall not exceed the amount required to be paid to the Company in connection with the purchase of the shares under the Plan and the note shall be delivered directly to the Company in consideration of such purchase.

          . The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of ten years.

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          .  The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Internal Revenue Code of 1986, as amended.

          . If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of the Company) by the Participant subsequent to such termination.

          . If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

          . The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

          Section 8.   Withholding of Taxes. The Company may deduct and withhold
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from the wages, salary, bonus and other income paid by the Company to a
Participant the requisite tax upon the amount of taxable income, if any, recognized by such person in connection with the issuance of shares of Common Stock, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to a Participant or by payment to the Company by such person of the required withholding tax, as the Committee may determine.

          Section 9.   Effectiveness and Termination of Plan. The Plan shall be
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effective on the date on which it is adopted by the Board and the Board may in its sole discretion terminate the Plan at any time.

          Section 10.  Amendment of Plan. The Committee may make such amendments
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to the Plan and, with the consent of each Participant affected, to the terms and conditions of the Stock Subscription Agreement as it shall deem advisable.

          Section 11.  Indemnification. In addition to such other rights of
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indemnification as they may have as the members of the Board, the members of the
Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in satisfaction of a judgment in

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any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding to which the Company did not consent in writing prior to such settlement.

          Section 12.  Governing Law. The Plan shall be construed under and
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governed by the laws of the State of New York without regard to conflict of law provisions thereof.

          Section 13.  Not an Employment or Other Agreement. Nothing contained
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in the Plan or in any Stock Subscription Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by, or rights to a continued relationship with, the Company in favor of any Participant or limit the ability of the Company to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant subject to the terms of any written employment or other agreement to which a Participant is a party. In addition, nothing contained in the Plan or in any Stock Subscription Agreement shall preclude any lawful action by the Company or the Board.




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